Exhibit 99.1

Energy XXI Reports Restatement of Prior Period Financials Due to Change in Derivative Accounting Method

Non-Cash Restatement with no Impact to Cash/Liquidity

HOUSTON – September 8, 2015 – Energy XXI Ltd (NASDAQ: EXXI) (the “Company”) today announced that it will restate its financial statements to correct its method of accounting for crude oil and natural gas hedging to reflect unrealized hedging gains and losses in the Company’s consolidated statements of operations as a component of earnings rather than on its consolidated balance sheets.

Historically, under the cash flow hedge accounting, the Company recorded the unrealized gains and losses on its derivative contracts, net of the related tax impact, in accumulated other comprehensive income or loss as part of the consolidated balance sheet, until the production month when the associated hedge contracts were settled at which time gains or losses associated with the settled contracts were reclassified to revenues.

During the preparation of its annual report on Form 10-K for the year ended June 30, 2015 (the “2015 Form 10-K”), the Company recently determined that certain oil and gas hedges did not qualify for cash flow hedge accounting treatment at their date of designation. The primary reason for this derivative accounting change was that the formal hedge documentation lacked specificity of the hedged items and, therefore, the designations failed to meet the very complex technical documentation requirements for cash flow hedge accounting treatment.

The Company will restate its previously issued consolidated financial statements for the years ended June 30, 2014, 2013, 2012 and 2011 and for the quarters ended September 30, 2014 and 2013, December 31, 2014 and 2013, March 31, 2015 and 2014 and June 30, 2014. The Company filed a report on Form 8-K providing further details regarding the expected impact of these non-cash adjustments on its financial statements for each restated period. This restatement primarily reflects the unrealized recognition of gains and losses on derivative financial instruments described above. However, the restatement also reflects resulting adjustments to net oil and natural gas properties, impairment of oil and natural gas properties and depreciation, depletion and amortization due to the previous inclusion of the value of the cash flow hedges in the Company’s full cost ceiling test, which is only permitted if the derivative instruments qualify for cash flow hedge accounting; and adjustments to deferred income taxes and income tax expense (benefit). While these non-cash adjustments impact revenues, net income (loss) and net income (loss) per common share for each period, as well as total stockholders’ equity, these adjustments do not impact the economics of the hedge transactions or net cash flows from operating, investing or financing activities, nor do they affect the Company’s liquidity or adjusted earnings before interest, depreciation, taxes and amortization (“EBIDTA”) for each such period.

2015 Form 10-K, Earnings Release for Fiscal 2015 Fourth-Quarter and Year-End 2015 and Related Conference Call

In order to complete the restatements and related review by the Company’s independent registered public accounting firms, the Company will file a Notification of Late Filing on Form 12b-25 in order to obtain an additional fifteen calendar days to file the 2015 Form 10-K. The Company also announced that it plans to postpone the distribution of its 2015 fourth quarter and 2015 fiscal year earnings release and related conference call, previously scheduled for Monday, September 14, 2015. The Company will provide a public update on the timing of the call as soon as practicable.

About the Company

Energy XXI is an independent oil and natural gas company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. Forward-looking statements include, among other things, the statement that the Company expects to file its 2015 Form 10-K within fifteen calendar days following its 12b-25 filing and the Company’s estimates of the impact the loss of hedge accounting treatment on certain of its derivatives will have on the financial statements described above. There can be no assurance that the Company will be able to file its 2015 Form 10-K within that time period or that such estimates will not change. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Company's actual results include unanticipated delays in the conclusion of the Company’s 2015 integrated audit and the effects of other various risk factors and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K. Energy XXI does not assume any obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Use of Non-GAAP Financial Measure

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), we use the non-GAAP financial measure “EBITDA.” EBITDA is defined as net earnings before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under GAAP. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt. When analyzing our operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

Enquiries of the Company

Energy XXI

Greg Smith

Vice President, Investor Relations

713-351-3149

gsmith@energyxxi.com